EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended September 30, 2024 and 2023, June 30, 2024 and 2023
and the Nine-Months Ended September 30, 2024 and 2023

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Third Quarter 2024
Composite Materials	$250.3	$85.9	$31.4	$367.6
Engineered Products	45.6	42.3	1.0	88.9
Total	$295.9	$128.2	$32.4	$456.5
	65%	28%	7%	100%
Second Quarter 2024
Composite Materials	$272.6	$96.0	$40.0	$408.6
Engineered Products	48.1	42.9	0.8	91.8
Total	$320.7	$138.9	$40.8	$500.4
	64%	28%	8%	100%

Third Quarter 2023
Composite Materials	$212.7	$90.0	$37.8	$340.5
Engineered Products	39.2	38.8	1.0	79.0
Total	$251.9	$128.8	$38.8	$419.5
	60%	31%	9%	100%

Second Quarter 2023
Composite Materials	$228.9	$97.9	$51.7	$378.5
Engineered Products	35.4	39.6	0.8	75.8
Total	$264.3	$137.5	$52.5	$454.3
	58%	30%	12%	100%

Year to date September 30, 2024
Composite Materials	$774.4	$276.6	$104.7	$1,155.7
Engineered Products	141.5	129.6	2.4	273.5
Total	$915.9	$406.2	$107.1	$1,429.2
	64%	29%	7%	100%

Year to date September 30, 2023
Composite Materials	$684.8	$276.7	$135.7	$1,097.2
Engineered Products	115.9	115.8	2.6	234.3
Total	$800.7	$392.5	$138.3	$1,331.5
	60%	30%	10%	100%